UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 4, 2008
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Neilson A. Mackay, age 67, was appointed Executive Vice President and Chief Operating Officer, effective August 1, 2008. He previously served as Executive Vice President — Strategy since January 2008. From March of 2007 he served as Vice President — Corporate Development and President of SATCOM. From 2001 to 2007 he served as Senior Vice President and General Manager of SATCOM. He joined the Company in January 1993, when the Company acquired an Ottawa, Ontario-based satellite communications business of which he served as President.
The Company has appointed David M. Sheffield, age 46, as Vice President, Finance and Chief Accounting Officer, effective August 1, 2008. For the three years prior to joining the Company, he served as Vice President, Finance and Accounting, for Allied Systems Holdings, Inc., a vehicle-hauling company providing a range of logistics and other support services to the automotive industry. From 2003 to 2005, he served as Vice President and Chief Accounting Officer for Matria Healthcare, Inc., a provider of comprehensive, integrated programs and services focused on wellness, disease and condition management, productivity enhancement and informatics. There was no plan, contract or arrangement with Mr. Sheffield in connection with his appointment other than normal compensation arrangements for an officer of similar position within the Company and typical of those for similar positions within the Atlanta-area market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: August 4, 2008	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer